Exhibit 10.1

FACE PAGE*

LEASE AGREEMENT

Lease Date: Sept. 14, 2009

Landlord: 3725 Airport Boulevard, LP

Landlord’s Address: 20 Westwoods Drive, Liberty, Missouri 64068

Building: The 41,000 square feet owned by Landlord, described in Exhibit AA

Shopping Center: MOBILE FESTIVAL CENTRE

City, State: MOBILE, ALABAMA

Tenant: Computer Programs and Systems, Inc. (“CPSI”)

Tenant’s Home Address:                                           Phone #:

Tenant’s Business Address: 6600 Wall St. Phone #: 251-639-8100

Tenant’s Tax Payer Identification Number: 74-3032372

Name (d/b/a to be used by Tenant): “Computer Programs and Systems, Inc.” –or– “CPSI”

Lease Term: Five (5) Years and Three (3) Months Option Terms: Five (5) Additional Period(s) of One (1) Year Each

DEMISED PREMISES:

Construction Commencement Date: Nov. 1, 2009

Estimated Completion Date: Dec. 31, 2009

Space # (See Exhibit “A” for approximate store location as marked in red; Shopping Center outlined in green)

Size 21,000 Square Feet

Width              Feet (More specifically shown as Dimension A on Exhibit B)

Depth              Feet (More specifically shown as Dimension B on Exhibit B)

Base Rent Increase Escalation: Four Percent (4%) at Commencement of Third Year, Three Percent at the Commencement of Each Option Year.

Percentage Rent: %	Breakpoint:

INITIAL ESTIMATE CHARGES

Security Deposit	$
Base Rental	Per Sq. Ft.	$6.00	Per Year	$126,000.00	Per Month	$10,500.00
Taxes	Per Sq. Ft.	$0.93	Per Year	$19,530.00	Per Month	$1,627.50
Insurance	Per Sq. Ft.	$0.41	Per Year	$8,610.00	Per month	$717.50
CAM	Per Sq. Ft.	$0.75	Per Year	$15,750.00	Per Month	$1,312.50
TWA up to $100,000.00	Per Sq. Ft.	$4.76	Per Year	$23,199.36	Per Month	$1,933.28
			TOTAL:	$193,089.36	Per Month	$16,090.78

Late Charge			Percentage	10%	Per Month	$1,609.91

Additional Rent for failure to open or to conduct business					Per Day	$500.00

USE: To be used as a call center for technical support operations

LEASE EXECUTION:

Individual	Corporate
Name & Title

GUARANTY EXECUTION

Individual	Corporate
Name & Title

Rider with sections numbered consecutively          through          are attached hereto and made a part hereof.

The laws of the State of Alabama and County of Mobile shall govern the validity, performance and enforcement of this lease.

*	THIS IS A LEGALLY BINDING CONTRACT. PLEASE READ IT THOROUGHLY BEFORE YOU SIGN; THE ITEMS CONTAINED ON THIS FACE PAGE RELATE TO VARIOUS CONTENTS OF THE LEASE. THERE ARE NO AGREEMENTS BETWEEN THE PARTIES UNLESS CONTAINED IN WRITING IN THIS LEASE.

LANDLORD	TENANT
/s/ DL	/s/ DW
INITIALS

INDEX

SECTION		PAGE
1	Parties	1
2	Relationship of Parties	1
3	Demised Premises	1
3a	Tenant’s Work Allowance	1
4	Possession	3
5	Use	3
6	Operation of Business	3
7	Term	3
8	Base Rent	4
9	Additional Rent	4
10	Advance Rental	4
11	Time and Place of Payment	4
12	Failure to Open or to Conduct Business	4
13	Accord and Satisfaction	5
14	Operation and Maintenance of Common Areas	5
15	Control of Common Area by Landlord	5
16	Common Area Maintenance Charge	5
17	Use of Additional Areas	6
18	Utility Charges	6
19	Taxes on or in Respect of Rentals	6
20	Property Taxes	6
21	Insurance Premiums	7
22	Tenant’s Liability and Casualty Insurance	8
23	Indemnification of Landlord	8
24	Loss and Damage	8
25	Tenant’s Right to Make Alterations	8
26	Landlord’s Right to Make Alterations	9
27	Trade Fixtures	9
28	Affirmative Covenants of Tenant	9
29	Negative Covenants of Tenant	11
30	Signs	12
31	Performance of Tenant’s Covenants	12
32	Rights of Landlord	12
33	Responsibilities of Landlord	13
34	Events of Default	13
35	Rights of Landlord Upon Default by Tenant	14
36	Force Majeure	15
37	Landlord’s Exculpation	15
38	Financing Agreement	15
39	[Intentionally Omitted]	15
40	Assigning, Mortgaging, Subletting	15
41	Successors and Assigns	15
42	Attornment	16
43	Subordination	16
44	Estoppel Certificate	16
45	Destruction of the Demised Premises	16
46	Destruction of the Shopping Center	17
47	Total Condemnation	17
48	Total Condemnation of the Parking Area	17
49	Partial Condemnation	17
50	Partial Condemnation of the Parking Area	17
51	Landlord’s Damages	17
52	Tenant’s Damages	18
53	Release from Liability	18
54	Hazardous Waste	18
55	Custom and Usage	18
56	Holding Over	19
57	Quiet Enjoyment	19
58	Rehabilitation of Shopping Center	19

59	Landlord’s Lien and Chattel Mortgage	20
60	Scope and Interpretation of the Agreement	20
61	No Representations	20
62	Notices	20
63	Section Numbers	20
64	Severability	20
65	Examination of Lease	20
66	Counterparts	21
67	Recording/Short Form Lease	21
68	Confidentiality	21
69	Patriot Act Compliance	21

Notary

Exhibit A – The Building Site Plan

Exhibit B – The Shopping Center Site Plan

Exhibit C – Landlord’s Work

Exhibit D – Tenant’s Work

Exhibit E – Construction, Operating and Reciprocal Easement Agreement

Exhibit F – Supplemental

Exhibit G – Sign Criteria

L E A S E    A G R E E M E N T

NOTE: See FACE PAGE for the definition of certain terms used in this Lease, which FACE PAGE and terms are incorporated hereby in reference

1.	PARTIES

This Lease Agreement (the “Lease”) made as of the Lease Date as defined on the FACE PAGE is by and between LANDLORD (as defined on the FACE PAGE) and TENANT (as defined on the FACE PAGE).

2.	RELATIONSHIP OF PARTIES

Anything contained in this Lease to the contrary notwithstanding, it is specifically agreed that LANDLORD shall in no event be construed or deemed to be a partner or an associate of, or be engaged in a joint venture with, TENANT in the conduct of its business and that LANDLORD shall absolutely not be liable for any debts or other liabilities of any kind or sort whatsoever incurred by TENANT in the conduct of its business or otherwise. Nothing contained in this Lease shall be deemed or construed to confer upon LANDLORD any interest in the business of the TENANT. The relationship of the LANDLORD and TENANT, their successors and assigns, during the term of this Lease shall at all times be solely that of a landlord and a tenant. It is further expressly understood and agreed that LANDLORD and TENANT may by written agreement alter, amend, modify, revoke or rescind this Lease or any covenant herein contained.

3.	DEMISED PREMISES

LANDLORD hereby demises unto TENANT and TENANT hereby leases from LANDLORD, for the term and specifically upon the terms and conditions set forth in this Lease, the premises described on the FACE PAGE which are located in the shopping center described on the FACE PAGE (the “Shopping Center”), in the City and State described on the FACE PAGE, which premises consists of an area of the approximate square feet within a one story building (“Building”) described on the FACE PAGE (the “Demised Premises”). The boundaries and location of the Building are outlined in green and the boundaries and location of the Demised Premises are outlined in red on the site plan attached hereto as Exhibit A (the “Building Site Plan”). The boundaries and location of the Shopping Center are outlined in green and the boundaries and location of the Building are outlined in red on the site plan attached hereto as Exhibit B (the “Shopping Center Site Plan”). The purpose of the Building Site Plan and the Shopping Center Site Plan is to show approximate location of the Demised Premises. This Lease Agreement, pursuant to which TENANT occupies the Demised Premises, shall be subject to the Construction, Operating and Reciprocal Easement Agreement for Mobile Festival Centre By and Among Circuit City Stores, Inc. and James D. Tatum, James B. Cofer, and Richard N. Cooper, as Tenants-In-Common, Recorded March 26, 1986, attached here to as Exhibit E, and the Circuit City Supplemental Agreement, dated March 20, 1986, attached hereto as Exhibit F (together, the “CORE Agreement”), to the extent applicable.

LANDLORD shall, at its cost and expense, construct the Demised Premises for TENANT’S use and occupancy in accordance with plans and specifications prepared by LANDLORD or LANDLORD’S architect, described in Exhibit C, “Landlord’s Work”, attached hereto and made a part hereof. TENANT shall at its cost and expense perform the work needed to finish the Demised Premises for its use in accordance with Exhibit D, “Tenant’s Work”, attached hereto and made a part hereof. Any work and material in addition to any of the items specifically enumerated in said Exhibit D shall be paid for and provided by TENANT at its own cost and expense. Any equipment or work other than those items specifically enumerated in said Exhibit D which LANDLORD or LANDLORD’S contractor installs or constructs in the Demised Premises on TENANT’S behalf shall be paid for by TENANT prior to the date when TENANT opens its store for business.

LANDLORD shall not be obligated to commence or to complete the construction within any particular period of time. However, if construction has not commenced on or before the Construction Commencement Date (as stated on the FACE PAGE), either LANDLORD or TENANT may cancel and terminate this Lease by giving written notice to the other within thirty (30) days following such date. Construction shall be deemed to have commenced for the purposes of this Lease upon receipt by Landlord of a building permit for Landlord’s Work and the completion date is Estimated Completion Date (as stated on the FACE PAGE) unless due to events beyond the control of LANDLORD.

3a.	TENANT’S WORK ALLOWANCE

LANDLORD shall provide to TENANT up to $ 100,000.00 as TENANT’S Work Allowance. The TENANT’S Work Allowance shall be used for costs associated with the design and construction of Tenant’s Work, as described in Exhibit D, attached hereto. TENANT shall repay the Tenant Work Allowance in monthly payments as additional rent, in the amount set forth on the FACE PAGE, during first five years of the Lease Term, as set forth on the FACE PAGE, commencing in the same month as the commencement of TENANT’S obligation to pay rent, as defined in section 7. Any costs of Tenant’s Work in excess of $100,000.00 shall be the obligation of Tenant. Tenant’s Work shall not include the purchase by Tenant of any furniture or similar personal property.

As conditions for the disbursement of Tenant’s Work Allowance, the following procedures shall apply:

First: Tenant’s Contractor and Tenant Certification. Receipt by Landlord of a Certificate of the Tenant’s Contractor and the principal of Tenant in the form acceptable to Landlord, that (i) construction through the date of such certification has been completed in a good and workmanlike manner and in compliance with applicable laws and substantially in accordance with the Plans and Specifications; (ii) upon disbursement by Landlord of funds requested by the Request for Disbursement, as described in section 5.6 below, sufficient funds will be available to pay in full all obligations for materials delivered, work performed, services provided and other costs incurred in connection with the Tenant’s Work through the end of the period covered by such Request for Disbursement.

Second: Lien Waivers. Receipt by Landlord of lien waivers from (i) the Tenant’s Contractor, and (ii) from all subcontractors and materialmen performing work on or supplying materials for Tenant’s Work, for work performed and included and paid by disbursements before the current Request for Disbursement for all subcontractors and the current request for the Tenant’s Contractor which as to the Tenant’s Contractor may be conditioned upon current payment;

Third: Receipt by Landlord of a certificate of the architect who prepared the Plans and Specifications or such other person selected by Tenant and approved by Landlord to monitor the progress of construction (the “Construction Monitor”) stating (i) in such Construction Monitor’s best professional estimate the percentage of Tenant’s Work that has been completed, including the cost of materials on site as of the date of the certificate, and (ii) that such construction has been completed in accordance with the Plans and Specifications and as appropriate a revised binding cost bid from the approved Contractor; and

Fourth: Landlord shall have the right to retain five (5%) of the amount of each Interim Disbursement until the Final Disbursement described hereinbelow.

Fifth: Tenant shall not be in material default of its obligations under the Lease.

As conditions for Final Disbursement of Tenant Work Allowance, the following:

First: Landlord shall not make the Final Disbursement unless and until all of the following conditions (the “Final Disbursement Conditions”) have been satisfied:

Second: Certificate of Occupancy, Etc. Receipt by Landlord of all permits and approvals required, if any, for the normal use and occupancy of the Premises, including a final certificate of occupancy or certificate of completion shall have been duly issued by the appropriate governmental authorities having jurisdiction;

Third: Final Lien Waivers. Receipt by Landlord of final unconditional lien waiver (subject only to final payment) from the Tenant’s Contractor and all mechanics or materialmen who worked performed services at the Premises as part of Tenant’s Work;

Fourth: Tenant’s Architect Certification. Receipt by Landlord of a certificate of Tenant’s Architect stating that Tenant’s Work has been completed in a good and workmanlike manner in compliance with all applicable laws and in accordance with the Plans and Specifications.

Fifth: Tenant shall not at the time of the request for Final Disbursement be in material default of its obligations under the Lease.

Disbursements Do Not Constitute Waiver. No disbursement of any funds from the Landlord shall constitute a waiver of any of the conditions of the obligation of Landlord to make further Disbursements or, in the event Tenant is unable to satisfy any such condition for a period of thirty (30) consecutive days, no such disbursement shall have the effect of precluding Landlord from thereafter declaring such inability to be an Event of Default hereunder

Procedures for Disbursements. Landlord shall promptly review or cause to be reviewed any Request for Disbursement and accompanying documentation and shall, on or before the first business day fifteen (15) business days after receipt thereof, either: (a) if the Request for Disbursement is in appropriate form, and is accompanied by all other documentation required under this Lease as conditions to the requested disbursement, make the required Disbursement, as provided in the Request for Disbursement; or (b) if the Request for Disbursement is not in appropriate form, or is not accompanied by all other documentation required under this Lease as conditions to the requested disbursement, advise Tenant of any deficiency for entitlement to such requested disbursement. Landlord’s review of such information shall be limited to whether the documentation required pursuant to this Agreement as a condition to and in support of the requested Disbursement was presented in due form, and without investigation or inquiry into any details of any supporting documentation. Landlord shall not unreasonably condition approval of any disbursement on any additional receipts, approvals, inspections or other matters.

Landlord Improvements. Landlord shall pay for the improvements with respect to the Building and Premises as are listed in Exhibit C.

4.	POSSESSION

Delivery of possession within the meaning of this Lease shall be accomplished by LANDLORD’S delivery to TENANT of the Demised Premises after LANDLORD has completed LANDLORD’S work, as set forth on Exhibit C.

TENANT agrees that it shall, with due diligence and all reasonable commercial promptness, proceed to install such fixtures and equipment and to perform such work as shall be necessary or appropriate in order to prepare the Demised Premises for the opening of business, all in accordance with Exhibit D.

LANDLORD agrees that, upon the date of delivery of possession to the TENANT, the Demised Premises shall, except for such work as may be required to be performed by TENANT, be free of all violations, orders or notices of violations of all public authorities which would directly prohibit TENANT from conducting its business.

By virtue of occupying the Demised Premises, or installing fixtures, facilities or equipment, or performing finishing work, whether in any such instance, directly or through its contractor(s) or agents, TENANT shall conclusively be deemed to have accepted the Demised Premises “as is” and to have acknowledged that the Demised Premises are in the condition as required by this Lease, except only and specifically as to any latent defects or latent omissions, if any, in the LANDLORD’S construction.

5.	USE

TENANT shall use and occupy the Demised Premises solely and exclusively for the conduct of TENANT’S business as described on the FACE PAGE and solely and exclusively under the name as defined on the FACE PAGE and under no other name except such as may be first approved by LANDLORD in writing.

6.	OPERATION OF BUSINESS

TENANT shall (a), except when, and to the extent that, the Demised Premises may be untenantable by reason of damage by fire or other casualty, continuously and uninterruptedly use, occupy, operate and conduct its business during the hours of operation as defined on the FACE PAGE; and (b) make reference by name to the whole Shopping Center as defined on the FACE PAGE in designating the location of the Demised Premises in all newspaper or other advertising, stationery or other printed material and all other reference to the location of the Demised Premises.

7.	TERM

The original term of this Lease shall be for a period as defined on the FACE PAGE of this Lease and from the “Commencement Date” hereafter provided unless sooner terminated hereby. The Commencement Date and TENANT’S obligation to pay annual base rent and additional rent, shall commence on the earlier of the following dates: (a) the date which is ninety (90) days after TENANT has been notified in writing that the Demised Premises are ready for occupancy, (b) the date which is ninety (90) days after TENANT has accepted possession of the Demised Premises, or (c) the date on which TENANT shall open the Demised Premises for business. In the event the expiration of the ninety (90) day period does not occur on the first day of the month or TENANT shall have opened the Demised Premises for business on a day other than the first day of the month, then the Commencement Date shall be the first day of the month next succeeding, but all other terms and conditions of this Lease shall be effective as if the term Commencement Date occurred on such prior date; and TENANT shall pay rent for the fractional month on a per diem basis (calculated on the basis of a thirty (30) day month) until the Commencement Date; and thereafter the rent shall be paid in equal monthly installments in advance on the first day of each month during the term of this Lease.

8.	BASE RENT

For the first two Lease years, in addition to additional rent, as herein provided, TENANT shall pay LANDLORD as base rent for the Demised Premises the sum as defined and set forth on the FACE PAGE per year. The base rent shall be payable in equal monthly installments as defined and set forth on the FACE PAGE and SHALL BE PAID IN ADVANCE ON OR BEFORE THE FIRST DAY OF EACH MONTH.

The annual base rent shall be increased at the commencement of the Third Lease year by an amount to be determined by multiplying the annual base rent paid for the previous Lease year by a percentage as defined and set forth on the FACE PAGE. The annual base rent shall be increased at the commencement of each Lease option year by an amount to be determined by multiplying the annual base rent paid for the previous Lease year by a percentage as defined and set forth on the FACE PAGE.

9.	ADDITIONAL RENT

In addition to the foregoing annual base rent, all other payments to be made by TENANT under this Lease shall be deemed to be and shall become additional rent hereunder whether or not the same be designated as such and shall be due and payable on demand or together with the next succeeding installment of annual base rent, whichever shall first occur; and LANDLORD shall have the same remedies for failure to pay the same as for a non-payment of annual base rent. LANDLORD, at its election, shall have the right, but not the obligation, to pay or do any act which requires the expenditure of any sums of money by reason of the failure or neglect of TENANT to perform any of the provisions of this Lease or cure any violation of any covenant, undertaking or agreement herein, and in the event LANDLORD shall, at its election, pay such sums or do such acts, TENANT agrees to pay LANDLORD, upon demand, all such sums plus interest starting the day Landlord paid the sum, and the sums so paid by LANDLORD, shall be deemed additional rent.

If TENANT shall fail to make payment of annual base rent or additional rent due hereunder within five (5) days of its due date, TENANT shall automatically be assessed, in addition to all other charges specified herein, a late charge as defined on the FACE PAGE to the extent permitted by law for each month or portion thereof that said payment shall be delinquent.

10.	ADVANCE RENTAL

LANDLORD acknowledges receipt from TENANT an amount equal to the annual base rent and additional rent for the first full calendar month of the term hereof as advance rental. If TENANT is in compliance with all of the terms, covenants and conditions of this Lease, the aforesaid advance rental shall be credited against the first rental payment due hereunder; otherwise, LANDLORD shall have the right to use, apply or retain the whole or any part of the advance rental to the extent required for the payment of any annual base rent and additional rent or any other sums due LANDLORD hereunder; including any sums which LANDLORD may expend or may be required to expend by reason of TENANT’S failure to observe or comply with any of the terms, covenants and conditions of this Lease. In the event that LANDLORD should sell or otherwise transfer or assign its interest in the Shopping Center or the Demised Premises prior to crediting the advance rental, LANDLORD may deliver the advance rental to the purchaser or other assignee or transferee of LANDLORD’S interest, in which event LANDLORD shall be discharged from any further liability with respect to such advance rental. TENANT agrees that said advance rental shall be forfeited if TENANT does not open for business as required herein. No interest shall be paid or payable on the advance rental.

11.	TIME AND PLACE OF PAYMENT

TENANT shall promptly pay all rentals and other sums due hereunder, without set off or deduction and render all statements herein to LIBERTY PROPERTY MANAGEMENT, LLC, 20 WESTWOODS DRIVE, LIBERTY, MISSOURI 84604, or at such other place as may be designated from time to time by LANDLORD in writing. All payments due under this Lease shall be made by check, cashier’s check, certified check or money order, all payments shall be received subject to clearance. Should any check be returned to LANDLORD by TENANT’S bank for reason of non-sufficient funds, then, in addition to LANDLORD’S other rights and remedies therefor, TENANT shall from and after such time deliver all payments by cashier’s check, certified check or money order.

12.	FAILURE TO OPEN OR TO CONDUCT BUSINESS

Should TENANT have failed to open the Demised Premises for business at the conclusion of sixty (60) days following the Commencement Date, then LANDLORD, in addition to all other rights and remedies provided in this Lease in case of default, shall have the right to require specific performance by TENANT, or to cancel or to terminate this Lease, reserving all rights for damages suffered by reason of such default.

13.	ACCORD AND SATISFACTION

No payment by TENANT or receipt by LANDLORD of a lesser amount than the installments of annual base rent and additional rent herein stipulated shall be deemed to be other than on account of the earliest rents due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rents be deemed an accord and satisfaction, and LANDLORD may accept such check or payment without prejudice to LANDLORD’S right to receive the balance of such rents or pursue any other remedy in this Lease provided.

14.	OPERATION AND MAINTENANCE OF COMMON AREAS

Operation, and maintenance of the common areas and common facilities of the areas of the Shopping Center is subject to the CORE Agreement, attached as EXHIBITS E and F. The control, operation, and maintenance responsibilities for common areas and common facilities will be fulfilled by Kimco Realty Corporation (“Kimco”). Kimco shall, subject to the CORE Agreement, maintain as common areas the parking lots within the areas of the Shopping Center shown upon Exhibit B for the nonexclusive use (in common with such others as LANDLORD may prescribe, including the occupants, employees, and customers of the store or stores upon the areas of the Shopping Center not owned by LANDLORD) of TENANT, its agents, employees and customers for vehicle parking. As set forth in the CORE Agreement, the parking lot shall be well lighted, with a minimum maintained intensity of not less than one (1) foot candle measured at the ground level during all the period of darkness when the Building is open for business and for one-half (1/2) hour before and one (1) hour after such business hours; provided, however, Kimco shall not, in any event be required to light the Common Area on its Site after 10:00 p.m. Upon request of CPSI through the Landlord, Kimco shall keep the Common Areas open and lighted after 10:00 p.m. provided that the additional cost of so doing shall be borne by CPSI (if only CPSI remains open) or by CPSI and such other store that may elect to remain open after 10:00 p.m., pro rata.

15.	CONTROL OF COMMON AREA

All parking areas, access roads and facilities which may be furnished in or at the Shopping Center, including employee parking areas, truck way or ways, driveways, loading docks and areas, delivery passages, package pick-up stations, sidewalks, malls, courts and ramps, landscaped and planting areas, retaining walls, stairways, bus stops, first aid stations, comfort stations, lighting facilities, signs, music program service, if any, and all other areas and improvements for the general use, in common, of tenants, their officers, agents, employees, and customers, shall at all times be subject to exclusive control and management pursuant to the CORE Agreement, the rights and obligations of which may be delegated, assigned, or subcontracted , in whole or in part, under this section to a tenant or tenants or third parties) and LANDLORD shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this section.

16.	COMMON AREA MAINTENANCE AND MANAGEMENT CHARGE

TENANT shall pay LANDLORD, as additional rent, when and as invoiced, a common area maintenance charge as defined in the CORE Agreement. The amount of TENANT’S pro rata share of the aforementioned total cost is computed by using the fraction, the numerator of which is the square foot area of the Demised Premises and the denominator of which is the gross leasable square foot area in the Shopping Center, as defined in the CORE Agreement. The pro-rata share, as described herein above is 4.94%

The total cost of operating, repairing, replacing and maintaining the common areas and facilities of the Shopping Center shall include all reasonable and proper costs and expenses of operating and maintaining the Common Areas (including compensation of on-site managers and on-site administrative personnel) in a manner consistent with a first class shopping center and in an amount consistent with that incurred for the maintenance of similar shopping centers; provided however, there shall be excluded from the calculation of the common area maintenance charge, the following items: real estate taxes, fees or dues for merchants or other tenant associations, cost of repairs, maintenance or replacement of or to any buildings; utility systems or truck docks and ramps or customer pick-up areas of any other tenant or occupant of the Shopping Center, repairs or replacements necessitated by the negligence or wrongful action of Kimco that were made to correct any condition in the existence prior to the date hereof, amounts paid to entities related to Kimco in excess of the cost of such services from any competitive source, amounts reimbursable from insurance proceeds or by any tenant in the shopping center other than pursuant to a common area expense provisions similar to this paragraph, repairs or replacements of a capital nature unless the costs of same are amortized over the useful life of such repairs or replacements, trash and rubbish collection and disposal from other tenants of the shopping center, depreciation, amortization other than as set forth above, interest, or overhead or profit to the extent such overhead or profit exceeds, in the aggregate, 5% of the balance of common area expenses. It is understood that all of the costs and expenses of operating, repairing, replacing and maintaining the common areas and facilities of the Shopping Center shall be considered in determining TENANT’S pro rata share of such total cost, regardless of whether TENANT is directly benefitted by any such cost or expense.

17.	USE OF ADDITIONAL AREAS

The use and occupation by TENANT of the Demised Premises shall include the use in common with others entitled thereto of the common areas, employees’ parking areas, service roads, loading facilities, sidewalks and customer car parking areas, shown and depicted on Exhibit B and other facilities as may be designated from time to time by LANDLORD, subject however to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by LANDLORD.

18.	UTILITY CHARGES

LANDLORD shall, at its sole expense, arrange for the entry and connection of all necessary utility service to the Demised Premises, but shall not be required to pay any connection, “hook-up” or meter charge, or impact fees charged due to TENANT’S proposed usage of the Demised Premises. TENANT shall pay for all water fees, sprinkler system water fees, sewage service charges, fuels, electricity, steam and gas used in or at the Demised Premises for any purpose. In no event shall LANDLORD be liable for an interruption or failure in the supply of such utilities to the Demised Premises. If LANDLORD is billed direct for sprinkler system water fees or any other utility fees, TENANT in turn will be billed by LANDLORD. This fee will be due and payable within ten (10) days of receipt of invoice from LANDLORD.

19.	TAXES ON OR IN RESPECT OF RENTALS

TENANT shall pay all rent taxes applicable to all rent and, in the event of the enactment, adoption or enforcement by any governmental authority (including the United States, any state and any political or governmental subdivision) of any assessment, levy or tax, whether sales, use or otherwise, on or in respect of the rentals and charges set forth herein, or on or in respect of the right to lease, use or occupy the Shopping Center and/or the Demised Premises. TENANT shall pay such assessment, levy or tax to LANDLORD, or, at LANDLORD’S option, TENANT shall pay such assessment, levy or tax directly to the governmental authority. If such assessment, levy or tax is imposed upon or in respect of all of the rentals derived from the Shopping Center, or is imposed on or in respect of the Shopping Center as a whole, or imposed on or in respect of the right to lease, use or occupy the Shopping Center as a whole, TENANT shall pay to LANDLORD its pro rata share of such assessment, levy or tax. TENANT’S share shall be determined by using the fraction described in Section 16 hereof. Notwithstanding the foregoing, this Section shall not impose upon TENANT the obligation to reimburse LANDLORD for any income, gift, inheritance, or estate tax as such taxes are now structured and imposed. Initially, TENANT’S payment of the rent tax on rental shall be as defined on the FACE PAGE per year, which shall be as defined on the FACE PAGE per month payable in advance on or before the first day of each month.

20.	PROPERTY TAXES

TENANT shall pay LANDLORD, as additional rent, a real property tax contribution charge which shall be the greater of (a) TENANT’S pro rata share of all real property taxes which may be levied or assessed by any lawful authority against the Building and the common areas of the Shopping Center or against LANDLORD in respect of the land and improvements in the Building/or the common areas of the Shopping Center, or (b) a minimum charge as defined on the FACE PAGE per square foot of TENANT’S Demised Premises per year.

The amount of TENANT’S minimum charge and the amount of TENANT’S pro rata share of the aforesaid total taxes assessed against the Building or against the LANDLORD in respect of the land and improvements in the Building shall be computed by using the fraction the numerator of which shall be the square foot area of the Demised Premises and the denominator of which shall be the gross leasable square foot area in the Building. The amount of TENANT’S minimum charge and the amount of TENANT’S pro rata share of the aforesaid total taxes assessed against the Shopping Center or against the LANDLORD in respect of the land and improvements in the Shopping Center shall be computed by using the fraction the numerator of which shall be the square foot area of the Demised Premises and the denominator of which shall be the gross leasable square foot area in the Shopping Center. Initially, TENANT’S minimum charge shall be as defined and set forth on the FACE PAGE per year, which shall be paid as defined and set forth on the FACE PAGE per month. If the term of this Lease shall begin on and/or terminate at a time other than the beginning (or ending, as the case may be) of a tax year, a proper apportionment of said real estate taxes for the year shall be made to cover the fraction of a year included within the term of this Lease.

TENANT shall pay the tax contribution charge to LANDLORD in twelve (12) equal monthly installments which shall be paid in advance on or before the first day of each month, which may, at LANDLORD’S election, be based upon an estimate of taxes to become due. Upon receipt of the actual tax bill with respect to each calendar year for which TENANT’S pro rata share of the tax contribution charge exceeds the minimum charge as defined on the FACE PAGE, LANDLORD shall deliver to TENANT a copy of the tax bill and a statement for such year and the monthly payments paid or payable shall be adjusted between LANDLORD and TENANT, TENANT hereby agreeing that TENANT shall pay LANDLORD within thirty (30) days of receipt of such bill and statement such amounts as may be necessary to effect adjustment to the agreed pro rata share for such year.

In the event that either (a) during any prior calendar year TENANT’S pro rata share of the tax contribution charge as finally adjusted exceeds the minimum charge as defined on the FACE PAGE, or (b) an estimate, statement or projection in writing by the taxing authority indicates that taxes with respect to the current calendar year will exceed the minimum charge as defined on the FACE PAGE, LANDLORD shall have the right in either event to increase the monthly installments for the balance of the current year by such amounts as required to equal in the aggregate TENANT’S pro rata share for such prior calendar year or in respect of such estimate. Upon receipt of the actual tax bill with respect to such calendar year, LANDLORD shall deliver to TENANT a copy of the tax bill and a statement for such year and the monthly payments paid or payable shall be adjusted between LANDLORD and TENANT, both LANDLORD and TENANT hereby agreeing that TENANT shall pay LANDLORD or LANDLORD shall credit TENANT’S account or pay TENANT, if in respect of TENANT’S final Lease Year, (but in no event in reduction of the minimum charge as defined on the FACE PAGE) within thirty (30) days of receipt of such bill and statement such amounts as may be necessary to effect adjustment to the agreed pro rata share for such period.

21.	INSURANCE PREMIUMS

TENANT shall pay LANDLORD, as additional rent, an insurance premium contribution charge which shall be the greater of (a) TENANT’S pro rata share of all premiums for fire insurance, extended coverage insurance, liability insurance, “other perils” insurance, and any other insurance carried by LANDLORD on or with respect to the Building, or (b) a minimum charge as defined on the FACE PAGE per square foot of TENANT’S Demised Premises per year. The amount of TENANT’S minimum charge and the amount of TENANT’S pro rata share of the aforesaid total premiums shall be computed by using the fraction the numerator of which shall be the square foot area of the Demised premises and the denominator of which shall be the gross leasable square foot area in the Building. Initially, TENANT’S minimum charge shall be as defined and set forth on the FACE PAGE per year, which shall be paid as defined and set forth on the FACE PAGE per month.

TENANT shall pay the insurance premiums contribution charge to LANDLORD in twelve (12) monthly installments which shall be paid in advance on or before the first day of each month. Upon receipt of insurance premium bills with respect to each calendar year for which TENANT’S pro rata share of the insurance premiums contribution charge shall exceed the minimum charge as defined on the FACE PAGE, LANDLORD shall deliver to TENANT a copy of the premium bills and a statement therefor and the monthly payments paid or payable shall be adjusted between LANDLORD and TENANT, TENANT hereby agreeing that TENANT shall pay LANDLORD within thirty (30) days of receipt of such bills and statement such amounts as may be necessary to effect adjustment to the agreed pro rata share for such year.

In the event that during any prior calendar year TENANT’S pro rata share of the insurance premiums contribution charge as finally adjusted exceeds the minimum charge as defined on the FACE PAGE, LANDLORD shall have the right to increase the monthly installments for the balance of the current year by such amounts as required to equal in the aggregate TENANT’S pro rata share for such prior calendar year. Upon receipt of the premium bills with respect to such calendar year, LANDLORD shall deliver to TENANT a copy of the premium bills and a statement for such year and the monthly payments paid or payable shall be adjusted between LANDLORD and TENANT, both LANDLORD and TENANT hereby agreeing that TENANT shall pay LANDLORD or LANDLORD shall credit TENANT’S account or pay TENANT, if in respect of TENANT’S final Lease Year, (but in no event in reduction of the minimum charge as defined on the FACE PAGE) within thirty (30) days of receipt of such statement such amounts as may be necessary to effect adjustment to the agreed pro rata share for such period. If the term of this Lease shall begin and/or terminate at a time other than the beginning (or ending, as the case may be) of an insurance policy year, a proper apportionment of said insurance premiums for the year shall be made to cover the fraction of a year included within the term of this Lease.

If there should ever be any additional or extra premium for fire insurance, extended coverage insurance, liability insurance, “other perils” insurance, and any other insurance carried by LANDLORD on or with respect to the Shopping Center, and if the additional or extra premium results from articles which are kept, used, sold or offered for sale by TENANT, or results from any activity which is carried on or conducted by TENANT, then at LANDLORD’S election which may be made and changed from time to time TENANT shall pay to LANDLORD the full amount of the additional or extra premium regardless of whether LANDLORD has given its consent with respect to any particular article or activity. The additional or extra premium shall be paid in the same manner in which TENANT’S pro rata share of the other premiums is to be paid and shall be considered additional rent under this Lease. Whether any additional or extra premium is charged, and, if so, the amount thereof, shall be determined from the bills, rate schedules, letters or other written statements of the insurance company charging the additional or extra premiums.

22.	TENANT’S LIABILITY AND CASUALTY INSURANCE

TENANT shall, during the entire term hereof, keep in full force and effect (a) a policy of liability insurance which shall include personal injury, property damage, and personal injury liability insurance with respect to the Demised Premises, and the business operated by TENANT and any subtenant or assignee of TENANT in the Demised Premises, in which the limits of liability shall not be less than that which is provided by a $ 2,000,000 combined single limit policy, on a per occurrence basis for damages resulting from bodily injury or death, personal injury and property damage with the employee exclusion deleted, (b) a policy of fire and casualty insurance in an amount equal to the full value of the leasehold improvements to the Demised Premises, and (c) a policy of fire and casualty insurance in an amount equal to the full value of TENANT’S trade fixtures and inventory. LANDLORD and MANAGING AGENT shall be designated as an additional named insured with respect to the policy of liability insurance and the policy of fire and casualty insurance on the leasehold improvements, with each such insurance company and the terms of each such policy approved by LANDLORD, and with each such insurance company agreeing to give notice to LANDLORD, by notifying both LANDLORD and its managing agents, at least thirty (30) days in advance, of any cancellation or any change in coverage. TENANT will furnish to LANDLORD at least thirty (30) days before TENANT opens for business and thirty (30) days before expiration or termination of any such policy, copies of policies or certificates of insurance evidencing such policy of liability insurance and such policy of fire and casualty insurance on the leasehold improvements. Notwithstanding anything to the contrary herein, the insurance company herein described shall be “A Rated” or better by either Moody’s or Standard and Poor’s.

23.	INDEMNIFICATION OF LANDLORD

TENANT will indemnify LANDLORD and save it harmless from and against any and all claims, actions, loss, cost (including attorney’s fees), damages, expenses, and liability (including statutory liability and liability under workmen’s compensation laws) in connection with loss of life, personal injury and/or damage to property arising from or growing out of (a) any occurrence in, upon or at the Demised Premises, or the occupancy or use by TENANT of the Demised Premises or any part thereof, and (b) any activities of TENANT in the Shopping Center which are occasioned wholly or in part by any act or omission of TENANT, TENANT’S partners, agents, contractors, sub-contractors, invitees, customers, employees, servants, lessees or concessionaires. In case LANDLORD shall, without fault on its part, be made a party to any litigation commenced by or against TENANT, then TENANT shall protect and hold LANDLORD harmless and shall pay all costs, expenses, and reasonable attorney’s fees incurred or paid by LANDLORD in connection with such litigation. As used in this indemnification provision, the term “Demised Premises” shall include the entire sidewalk in front of the Demised Premises, extending to the outer edge of the sidewalk, and shall include all loading areas used by TENANT or used for the benefit of TENANT’S business.

24.	LOSS AND DAMAGE

LANDLORD shall not be liable for any damage to property of TENANT or of others entrusted to TENANT or to employees of TENANT, nor for the loss of or damage to any property of TENANT or of others by theft or otherwise. LANDLORD shall not be liable for any injury (including death) or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Demised Premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. LANDLORD shall not be liable for any such damage caused by other tenants or persons in the Demised Premises, occupants of adjacent property of the Shopping Center, or the public, or caused by operations in construction of any private, public, or quasi-public work. LANDLORD shall not be liable to TENANT for any latent defect in the Demised Premises or in the building of which they form a part. All property of TENANT kept or stored on the Demised Premises shall be so kept or stored at the risk of TENANT only, and TENANT shall hold LANDLORD harmless from any claims arising out of damage to the same, including subrogation claims by TENANT’S insurance carriers.

25.	TENANT’S RIGHT TO MAKE ALTERATIONS

TENANT covenants and agrees that it shall not make any alterations, improvements or additions to or upon the Demised Premises during the term of this Lease or any extension hereof, if any, without first obtaining the prior, specific written consent of LANDLORD on reasonable written notice to LANDLORD. TENANT shall not cut or drill into, or secure any fixture, apparatus or equipment of any kind to any part of the Demised Premises without first obtaining the prior, specific written consent of LANDLORD on reasonable prior written notice to LANDLORD. All alterations, improvements and additions made by TENANT as aforesaid shall remain upon the Demised Premises at the expiration or earlier termination of this Lease and shall become the property of LANDLORD upon installation, unless LANDLORD shall prior to the termination of this Lease have given written notice and direction to TENANT to remove the same at TENANT’S sole cost and expense, in which event TENANT shall at its expense remove such alterations, improvements and additions and restore the Demised Premises to the same good working order and condition in which it was at the commencement of the lease term. Should TENANT fail so to do, LANDLORD may do so, at LANDLORD’S option, collecting in such instance the cost and expense thereof from the TENANT as additional rent.

26.	LANDLORD’S RIGHT TO MAKE ALTERATIONS

LANDLORD hereby reserves the right at any time to make alterations or additions to, and to build additional stories on the building in which the Demised Premises are contained and to build adjoining the same. LANDLORD also reserves the right to construct and remove other buildings or improvements in the Shopping Center from time to time and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same and to construct double-deck or elevated parking facilities. LANDLORD further reserves the right to enter and use the Demised Premises and adjacent property for the purpose of installing, repairing and removing wiring, piping, ducts and conduits for service or performing other work related to such construction, alteration, or addition to the Demised Premises or other buildings in the Shopping Center, provided that LANDLORD shall not unreasonably interfere with the use of the Demised Premises by TENANT.

27.	TRADE FIXTURES

All trade fixtures installed by TENANT in the Demised Premises shall remain the property of TENANT and shall be removable at the expiration or earlier termination of this Lease or any renewal or extension thereof, provided TENANT shall not at such time be in default under any covenant or agreement contained in this Lease, and provided, further, that in the event of such removal TENANT shall promptly and fully restore the Demised Premises to its original order and condition. Any such trade fixture not removed at or prior to such termination shall be and become the property of LANDLORD. All lighting fixtures, air conditioning equipment, electrical and plumbing installations, ceiling and ceiling support systems, the store front and demising and interior partitions, whether or not installed by TENANT, shall not be considered trade fixtures and shall not be removable by TENANT at the expiration or earlier termination of this Lease or at the expiration of any renewal or extension thereof and shall become the property of LANDLORD.

28.	AFFIRMATIVE COVENANTS OF TENANT

TENANT agrees:

(a) To comply with any and all requirements of any of the constituted public authorities having, or purporting to have, jurisdiction and with the terms of any State, Federal, or local statute, ordinance, or regulation applicable to TENANT or its use of the Demised Premises and to save and hold LANDLORD harmless from, and by these terms to indemnify LANDLORD for any and all penalties, fines, costs, expenses or damages, including, without limitation, LANDLORD’S attorney’s fees resulting from TENANT’S failure to do so;

(b) To give LANDLORD prompt written, full, complete, and specific notice of any accident, fire, damage, or injury whatsoever occurring in, on or to the Demised Premises;

(c) That all loading and unloading of goods shall be done only at such times and in the areas and through such entrances as may be designated for such purposes by LANDLORD and that trailers or trucks shall not be permitted to remain parked overnight in any area of the Shopping Center, whether loaded or unloaded, or to park or permit the parking of trucks and delivery vehicles so as to unreasonably interfere with, or suffer or permit any use thereon to interfere with, the use of any driveways, walks, roadways, highways, streets, or parking areas or other Common Areas.

(d) To keep all garbage and refuse in the kind of container specified by LANDLORD and to place the same outside of the Demised Premises prepared for collection in the manner and at the times and places specified by LANDLORD in accordance with all regulations of the public authorities having, or purporting to have, jurisdiction, and TENANT shall pay the cost of removal of any of TENANT’S garbage and refuse;

(e) To keep the exterior areas immediately adjoining the Demised Premises i.e. sidewalks, loading ramps, and service areas clean and free from dirt and garbage, trash, paper and all other refuse by TENANT to the satisfaction of LANDLORD. TENANT shall not burn any rubbish or place or permit any obstruction or merchandise in such areas;

(f) To keep the Demised Premises clean, orderly, sanitary and free from objectionable odors; and TENANT shall use at TENANT’S cost a qualified pest extermination contractor, whose services shall be scheduled so as not to unreasonably interfere with the operation of the Shopping Center, but on a frequency sufficient to keep the Demised Premises free of controllable insects, vermin, pests, etc.;

(g) To use TENANT’S good faith reasonable efforts to require their agents, employees,. tenants and concessionaires to park their respective vehicles in or on any of the Parking Areas at such locations as may from time to time be designated by LANDLORD as areas for employee parking.;

(h) To keep TENANT’S signs and exterior lights well lighted at all times during the term of this Lease during TENANT’S hours of operation as provided and defined on the FACE PAGE and to keep the Demised Premises open for business during TENANT’S hours of operation, and for such additional hours as may become the standard as maintained by a majority of the tenants of the Shopping Center;

(i) To conduct its business in the Demised Premises in all respects in a dignified manner and in accordance with good and generally accepted standards of operations, as appropriate for a first-class community shopping center, to help establish and maintain a good reputation for the whole Shopping Center;

(j) To comply with all reasonable rules and regulations of LANDLORD in effect at the time of the execution of this Lease and at any time or times and from time to time promulgated by LANDLORD, which LANDLORD in its sole discretion shall deem necessary or appropriate in connection with the Demised Premises, the Building, or the building(s) of the Shopping Center, including, without limitation, the installation of such fire extinguishers and other safety equipment as LANDLORD may reasonably require;

(k) [Intentionally omitted.]

(l) To be responsible for and to pay before delinquency all municipal, county or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned or placed in, upon or about the Demised Premises by the TENANT;

(m) To comply fully with all fire and safety codes, rules and regulations, in effect from time to time during the term of this Lease, of the public authorities having, or purporting to have, jurisdiction and to install, keep, and maintain at TENANT’S cost and expense any and all systems, equipment, and the like or differing required by any of the same;

(n) To use TENANT’S plumbing facilities for no other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by TENANT, who shall, or whose employees, agents, or invitees may have caused such breakage, stoppage, etc.;

(o) TENANT shall service, repair and keep clean of grease, all ventilation systems serving the Demised Premises;

(p) TENANT shall, if the Demised Premises are equipped with air conditioning and heating facilities separate from those in the remainder of the Shopping Center, keep the Demised Premises at a temperature commensurate with similar stores in the Shopping Center or the common enclosed areas and sufficiently high to prevent freezing of water and sprinkler pipes and plumbing fixtures;

(q) TENANT shall at all times keep, maintain and replace, at TENANT’S sole expense not to be reimbursed by LANDLORD, the interior of the Demised Premises in good working order, condition and repair including reasonable periodic painting as determined by LANDLORD, together with all fixtures and all electrical, plumbing, heat, air conditioning (including maintenance of the air conditioning and heating systems every two months by a licensed air conditioning contractor) and all other mechanical and other installations therein, all doors, and all plate glass and door and window glass using materials and labor of kind and quality equal to or better than the original work. Except only and solely as specifically provided in any, if any, written attachment to this Lease signed by LANDLORD, LANDLORD shall have no obligation to repair, maintain, alter or modify in any respect whatsoever the Demised Premises, or any part or portion thereof, or any plumbing, heating, electrical, air conditioning or other mechanical or other installation therein. However, if TENANT fails to replace any damaged or broken glass, LANDLORD shall have the right to do so at the expense of the TENANT. TENANT shall surrender the Demised Premises at the expiration or earlier termination of this Lease in as good condition as when received, excepting only and solely deterioration caused by mere ordinary wear and tear and damage by fire or other casualty of the kind actually insured against by TENANT in standard policies of fire insurance with extended coverage. TENANT shall surrender all keys for the Demised Premises to LANDLORD at the place then fixed for the payment of rent and shall inform LANDLORD of all combinations on locks, safes and vaults, if any, in the Demised Premises;

(r) TENANT shall forthwith pay all liens of contractors, subcontractors, sub-subcontractors, mechanics, laborers, and materialmen and all other items of like character and that TENANT does hereby indemnify LANDLORD against all legal costs and charges, bond premiums for release of liens, including all attorney’s fees of LANDLORD incurred in and about the prosecution or defense of any suit in discharging the Demised Premises and, alternatively, the Shopping Center or any part or portion thereof from any liens, judgments, or encumbrances caused or suffered to be caused, directly or indirectly, by TENANT, and that all the costs and charges above referred to shall be considered as rent due and shall be included in any lien for rent; and

(s) TENANT shall not have any authority to create any liens for labor or material on or against the LANDLORD’S interest in the Demised Premises or the Shopping Center and all persons contracting with TENANT for the destruction or the removal of any building or for the erection, installation, alteration, or repair of any building or other improvements in, on or to the Demised Premises; and all materialmen, contractors, subcontractors, mechanics, and laborers are hereby charged with notice that they must look solely and only to TENANT’S interests in the Demised Premises to secure the payment of any bill for work done or material furnished during the rental period created by this Lease and, specifically, not to the LANDLORD or the LANDLORD’S interest. TENANT agrees that it will include the language of this paragraph in any contract or agreement for any work done for TENANT in the Demised Premises.

(t) Promotional Services Association. LANDLORD may organize, sponsor and support, as hereinafter provided, and, as Developer may determine from time to time, either (i) a Merchants’ or Advertising and Promotional Services Association (hereinafter called “Association”) or (ii) a Promotion Fund (hereinafter called “Fund”) the purpose of which shall be to promote and enhance the commercial activities of the retail business conducted in the Shopping Center. TENANT shall join the Association or contribute to the Fund, as the case may be, and maintain such membership or contributions for the period provided for in the CORE Agreement. TENANT, during the entire period that it is a: member of the Association or contributor to the Fund, as the case may be, shall pay monthly dues to the Association or make monthly contributions to the Fund, as the case may be, at the annual rate set forth in the CORE Agreement.

29.	NEGATIVE COVENANTS OF TENANT

TENANT agrees that it will not do any of the following without the express, specific prior consent in writing of the LANDLORD:

(a) Use or operate any machinery or equipment that, in LANDLORD’S opinion, is harmful to the building or disturbing to other tenants in the building or the Shopping Center of which the Demised Premises is a part; nor shall TENANT use any loudspeakers, televisions, phonographs, radios or other like or differing devices in a manner so as to be heard or seen outside of the Demised Premises, nor use or permit to be used, the sidewalks adjacent to the Demised Premises, or any other premises outside of the Demised Premises for the sale or display of any merchandise or for any other business occupation or undertaking;

(b) Keep, use, sell, or offer for sale in or upon the Demised Premises any article which may be prohibited by law, ordinance or governmental regulation or by the standard form of insurance policy which affords insurance coverage to LANDLORD with respect to the Shopping Center;

(c) Do, or suffer to be done, any act, manner or thing objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Demised Premises or any part thereof, or on the building or Shopping Center of which the Demised Premises is a part shall become void or suspended, or whereby the same shall be rated at a more hazardous risk than at the date when TENANT received possession hereunder; in case of a breach of this covenant, in addition to all other remedies of LANDLORD hereunder, TENANT agrees to pay to LANDLORD as additional rent any and all increase or increases or premiums on insurance carried by LANDLORD on the Demised Premises, or any part thereof, and on the building and Shopping Center of which the Demised Premises is a part, caused in any way by the occupancy or use of TENANT;

(d) Commit or suffer to be committed any waste upon the Demised Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the Demised Premises may be located, or in the Shopping Center, or which may disturb the quiet enjoyment of any person within five hundred feet of the boundaries of the Shopping Center;

(e) Allow any cuts or penetration in the roof, canopy or walls of the Demised Premises; TENANT being responsible for the cost of repairs to the roof, canopy or walls because of openings, cuts or roof penetrations by TENANT or TENANT’S contractors even though TENANT first obtained LANDLORD’S prior written consent thereto;

(f) Attach any antenna or other projections to the roof or the outside walls of the Demised Premises of the building or Shopping Center of which the Demised Premises is a part; TENANT being responsible for the cost of repairs to the roof, canopy or walls because of openings, cuts or roof penetrations by TENANT or TENANT’S contractors even though TENANT first obtained LANDLORD’S prior written consent thereto;

(g) Erect or maintain an awning or other device protecting against the sun or the elements; however, TENANT agrees, upon obtaining prior written consent of LANDLORD as to such erection or maintenance, that it will at its own expense keep such awning or device in good condition and repair and that it will replace or recover the same whenever, in LANDLORD’S opinion, it shall become shabby or unattractive in appearance;

(h) Paint or decorate any part of the exterior of the Demised Premises and TENANT agrees to remove promptly upon order of LANDLORD any paint or any such decoration which has been applied to or installed upon the exterior of the Demised Premises or to take such other action with reference thereto as LANDLORD may direct;

(i) Conduct any auction, fire, bankruptcy, liquidation, going-out-of-business, selling-out or like sale in, on or about the Demised Premises (but this provision shall not restrict the absolute freedom of such occupant to determine its own selling prices nor shall it preclude the conduct of periodic seasonal, promotional or clearance sales);

(j) Execute or deliver any security agreement or financing statement or otherwise create any security interest in any trade fixtures, fixtures or equipment or other property placed in or on the Demised Premises at any time;

(k) Solicit business or distribute any handbills or other advertising matter in the common areas of the Shopping Center including, without limitation, sidewalks, pedestrian walkways, and parking areas and lots; or use, or permit to be used, the common Area, or Sidewalks adjacent to such occupant’s space, or any other premises outside such space, for the sale or display of any merchandise or for any other business, occupation or undertaking (except for activities sponsored by any Promotional Services Association).

(l) Operate a pool room, an arcade, vending machines, pinball machines, or electronic games or similar devices, or operate a massage parlor, a store dealing in sexually oriented material or entertainment, a store selling or permitting the use of illegal drugs or drug paraphernalia, within the Demised Premises.

(m) Use or permit the use of any portion of their respective Buildings for any activity of a type which is not generally considered appropriate for a first-class community shopping center conducted in accordance with good and generally accepted standards of operation.

30.	SIGNS

TENANT will not exhibit, inscribe, paint, or affix any sign, advertisement, notice or other lettering on any part of the outside of the Demised Premises or of the building of which the Demised Premises are a part, or inside the Demised Premises if visible from the outside, without first obtaining LANDLORD’S prior written approval thereof. In the event TENANT installs such signage without said approval, LANDLORD reserves the right for itself or its authorized agents, employees, or designees, to enter the Demised Premises and remove such signage immediately without thereby being liable for trespass or conversion. TENANT further agrees to maintain such sign, lettering, etc., as may be approved in good condition and repair at all times. TENANT agrees that all outdoor signs installed or maintained within the Demised Premises shall conform to Exhibit D of the CORE Agreement, and TENANT agrees that it will have any such a sign prepared and installed at TENANT’S expense.

31.	PERFORMANCE OF TENANT’S COVENANTS

TENANT covenants and agrees that it shall timely and fully perform all agreements and covenants herein expressed on its part to be performed, that it shall, promptly upon receipt of written notice of non-performance thereof, comply with the requirements of such notice, and that, if TENANT shall not comply with such notice to the satisfaction of LANDLORD within forty-eight (48) hours after delivery thereof (or if such compliance cannot reasonably be completed within forty-eight (48) hours, if TENANT shall not commence to comply within such period and thereafter in good faith expeditiously proceed to completion with all due diligence) LANDLORD may, at its option, do or cause to be done any or all of the things specified in said notice and in so doing LANDLORD shall have the right to cause its agents, employees and contractors to enter upon the Demised Premises and in such event shall have no liability whatsoever to TENANT for any loss or damage resulting in any way or manner whatsoever from such action; and TENANT agrees to pay promptly upon demand any expense whatsoever incurred by LANDLORD in taking such action, any such sum to be collectible from TENANT as additional rent hereunder.

32.	RIGHTS OF LANDLORD

LANDLORD reserves, without limitation to any and all of LANDLORD’S other rights under this Lease, the following rights with respect to the Demised Premises:

At all reasonable times whether or not during TENANT’S hours of operation and from time to time, by itself or its duly authorized agents or designees to go upon and inspect the Demised Premises, and every part thereof, and at its option to make repairs, alterations and additions to the Demised Premises or the building of which the Demised Premises is a part.

To display a “For Lease” or other sign at any time and from time to time after notice from either party, whether express or implied by conduct, of intention to terminate this Lease, or any time within six (6) months prior to the expiration of the term of this Lease, except on display windows or on door or doors leading into the demised premises. Prospective tenants authorized by LANDLORD may inspect the demised premises at all reasonable hours at any time and from time to time whether or not during TENANT’S hours of operation.

To install or place upon, or affix to, the roof and exterior walls of the Demised Premises equipment, signs, displays, antenna, and any other object(s) or structure(s) of any kind or sort, provided only and solely that the same shall not materially impair the structural integrity of the building or interfere directly with TENANT’S occupancy.

33.	RESPONSIBILITIES OF LANDLORD

LANDLORD shall maintain the roof, downspouts, exterior wall and wall area. In the event any repairs become necessary to the structural portions of the roof, exterior walls, or foundations of the Demised Premises, or sidewalks adjacent to said Demised Premises, during the term of this Lease, then, upon written notice from TENANT to LANDLORD stating the necessity therefor and the nature thereof, LANDLORD with reasonable promptness, and at its own expense, shall make any such necessary repairs specified in such notice. If LANDLORD is required to make repairs to structural portions by reason of TENANT’S negligent acts or omission to act, TENANT shall pay LANDLORD’S cost for making such repairs plus twenty percent (20%) for overhead. The phrase “structural portions” as above used shall not be so construed as to require LANDLORD to make repairs to interior surfaces of the Demised Premises unless the damage to such interior surface resulted from defects otherwise required to be kept in repair by LANDLORD. LANDLORD shall not be liable for damage to any goods or property, or injury to person (including death) caused by failure to perform any maintenance or repair which LANDLORD is obligated hereunder to perform unless TENANT shall first have notified LANDLORD of the need for same in writing and LANDLORD shall then have had a reasonable time thereafter to perform same with due diligence. LANDLORD shall not be responsible for maintaining and repairing window frames located in the exterior building wall.

34.	EVENTS OF DEFAULT

The occurrence of any one or more of the following shall constitute an event of default hereunder:

Failure of TENANT to commence business within the time period specified in Section 12 hereof; and,

Discontinuance by TENANT of the continuous conduct of all or a substantial portion of its business in the Demised Premises for a period of fifteen (15) days or greater; and,

The filing of a petition by or against TENANT for adjudication as a bankrupt or insolvent, or for its reorganization or for the appointment of a receiver or trustee of TENANT’S property; any reorganization or proceedings under any provisions of the Federal Bankruptcy Code; an assignment by TENANT for the benefit of creditors; or the taking possession of the property of TENANT by any governmental officer or agency pursuant to the statutory authority for the dissolution or liquidation of TENANT. If a petition in a bankruptcy or insolvency or for reorganization for the appointment of a receiver or trustee of all or a portion of the property of TENANT shall be filed against TENANT in any court, pursuant to any statute either of the United States or of any state, and if, within thirty (30) days thereafter, TENANT fails to secure a discharge thereof, or if TENANT shall voluntarily file any such petition or make an assignment for the benefit of creditors or petition for or enter into an arrangement, or if this Lease is taken under writ of execution (herein called “Act of Bankruptcy”), then TENANT shall be deemed in breach and default of this Lease and LANDLORD, in its discretion and at its election may, to the extent permitted by law, elect to cancel and terminate this Lease. If this Lease is assumed or assigned by a trustee pursuant to the provision of the Bankruptcy Reform Act of 1978 (“Bankruptcy Act”) (11 USC 1 et seq.), then the trustee shall cure any default under this Lease and shall provide such adequate assurance of future performance of this Lease as are required by the Bankruptcy Act (including, but not limited to, the requirements of Section 365[b][3] which require thereof adequate assurance (“Adequate Assurance”) of the course of rent and other considerations due under this Lease. The assumption or assignment of this Lease will not breach substantially any provision such as a radius, location, use or exclusivity provision in any other Lease relating to the Shopping Center; and the assumption or assignment of this Lease will not disrupt substantially any tenant mix or balance in such Shopping Center. If the trustee does not cure such defaults and provide such Adequate Assurance under the Bankruptcy Act within the applicable time periods provided by the Bankruptcy Act, then this Lease shall be deemed rejected and LANDLORD shall have the right to immediate possession of the Demised Premises and shall be entitled to all remedies provided by the Bankruptcy Act for damages for breach and or termination of this Lease; and

Failure of TENANT to pay within five (5) days of when due any installment of base rent, additional rent hereunder or any other sum hereunder required to be paid by TENANT; and

Vacation or desertion of the Demised Premises or permitting the same to be empty and unoccupied or the failure to operate during the hours herein required; and,

TENANT’S removal or attempt to remove, or manifesting an intention to remove, TENANT’S goods or property from or out of the Demised Premises otherwise than in the ordinary and usual course of business without having first paid and satisfied LANDLORD for all rent which may become due during the entire term of this Lease; and

TENANT’S failure to perform or abide by any other term, provision, covenant, agreement, undertaking, or condition of this Lease within three (3) days after written notice and demand, unless the failure is of such a character as absolutely to require more than three (3) days to cure, in which event TENANT’S failure to proceed immediately, continuously, and diligently to cure fully and completely such failure shall constitute an event of default.

35.	RIGHTS OF LANDLORD UPON DEFAULT BY TENANT

If an event of default as provided in Section 34 occurs, then LANDLORD, in addition to all rights and remedies granted under the laws of the State of Alabama, as stated on the FACE PAGE, shall have any and all of the following rights:

To re-enter and remove all persons and property from the Demised Premises, and such property may be removed and stored in a public warehouse, sidewalk or elsewhere at the cost of and for the account and sole risk of TENANT, all without service of notice or resort to legal process and without LANDLORD or its agents being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned hereby, TENANT hereby absolutely waiving all claims for damages related, directly or indirectly, to any of the same; and

To terminate the Lease and re-let the Demised Premises for the account of the LANDLORD or within the sole discretion of LANDLORD the Demised Premises may be re-let for the account of the TENANT; and,

If any part or portion of the base rent, additional rent or payments agreed to be treated as rent shall remain due and unpaid for five (5) days next after the same shall become due and payable, LANDLORD shall have the option of declaring the balance of the entire unpaid rent for the entire rental term of this Lease to be accelerated and to be immediately due and payable, and LANDLORD may then proceed immediately to collect all of the unpaid rent called for by this Lease by distress or otherwise; and LANDLORD may terminate this Lease, without waiving TENANT’S obligation for all such accelerated rent should TENANT fail then to pay the balance of the entire rent for the entire rental term. For purposes of this paragraph, said balance means the entire base annual rent and additional rent for the balance of the term of this Lease plus, for each remaining year of the term of this Lease, and pro rata for any part of a year.

TENANT agrees to pay all costs, whether or not otherwise considered “court costs”, and expenses of collection and reasonable attorney’s fees on any part of rent or sums agreed to be treated as rent that may be collected by an attorney, suit, distress, or foreclosure; and, further, in the event that TENANT fails promptly and fully to perform and comply with each and every term, provision, covenant, agreement, undertaking, or condition under this Lease or upon the occurrence of an event of default, and the matter is turned over to LANDLORD’S attorney(s), TENANT shall pay LANDLORD’S reasonable attorney’s fees plus costs, where deemed necessary or appropriate by LANDLORD, whether suit is instituted or not.

The parties hereto shall, and they hereby do, irrevocably waive trial by jury in any and every action or proceeding brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of LANDLORD and TENANT, TENANT’S use or occupancy of the Demised Premises, and any claim for injury or damage. In the event LANDLORD commences any proceedings, whether or not for nonpayment of base annual rent, any additional rent, or otherwise, TENANT shall not interpose, and hereby irrevocably waives the right to any counterclaim of whatever nature or description in any such proceeding(s). The provision in the immediately foregoing sentence shall not, however, be construed as a waiver of the TENANT’S right to assert claims, if any, in any separate action or actions brought by TENANT.

TENANT hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of TENANT being evicted or dispossessed for any cause or in the event of LANDLORD obtaining possession of the demised premises by reason of violation by TENANT of any of the terms, covenants or conditions of this Lease, or otherwise.

36.	FORCE MAJEURE

LANDLORD shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond LANDLORD’S absolute control which shall include, without limitation, all labor disputes, civil commotion, civil disorder, riot, civil disturbance, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations, orders, oratoriums, or controls, fire or other casualty, inability to obtain any material, services or financing or through Acts of God.

37.	LANDLORD’S EXCULPATION

Anything to the contrary contained in this Lease or otherwise notwithstanding, LANDLORD and LANDLORD’S heirs, personal representatives, successors and assigns, shall have absolutely no corporate or personal liability with respect to the performance of any of the terms, covenants, conditions and provisions of this Lease, and TENANT shall look solely to the equity of LANDLORD, its heirs, personal representatives, successors and assigns, in the Demised Premises for the satisfaction of each and every remedy of TENANT in the event of any breach of LANDLORD, its heirs, personal representatives, successors and assigns, of any of the terms, covenants, conditions, and provisions of this Lease to be performed by LANDLORD, such exculpation of liability to be absolute and without exception whatsoever.

38.	FINANCING AGREEMENT

TENANT agrees not to enter into, execute or deliver any financing or security agreement that could constitute a claim of priority to any mortgage given by LANDLORD or its successors and, in the event TENANT does so execute or deliver such financing or security agreement, such action on the part of TENANT shall be considered a breach of the terms and conditions of this Lease and a default by TENANT entitling LANDLORD to such remedies as are provided for herein.

39.	[INTENTIONALLY OMITTED]

40.	ASSIGNING, MORTGAGING, SUBLETTING

TENANT agrees not to assign, mortgage, pledge or encumber this Lease, in whole or in part, or to sublet the whole or any part of the Demised Premises, or to permit the use of the whole or any part of the Demised Premises by any licensee or concessionaire, without first obtaining the prior, specific written consent of LANDLORD, which consent shall not be unreasonably withheld, which shall be determined by (1) TENANT shall not be in default of any of the terms of this lease, (2) prospect is equal to or better than TENANT on both a financial and credit basis. Should LANDLORD approve the assignment, or subletting TENANT shall pay a transfer fee to LANDLORD of $500.00. TENANT agrees that, in the event of any such assignment, subletting, licensing or granting of a concession, made with the written consent of LANDLORD as aforesaid, it will nevertheless remain unconditionally liable for the performance and financial obligations of all of the terms and conditions and covenants of this Lease. If TENANT is an individual or individuals, an assignment by operation of law will be prohibited. If TENANT is a corporation or partnership and if control thereof in any respect whatsoever changes, in LANDLORD’S sole but bona fide opinion in any manner whatsoever at any time during the term of this Lease, LANDLORD, at its option and in its discretion, may by giving sixty (60) days prior written notice to TENANT, declare such change a breach of and default under this Lease. The changing of control shall be deemed and construed to include, without limiting the generality of the foregoing, the loss or removal of a key employee, the loss or removal of a key principal of TENANT, and any substantial change in management. LANDLORD hereby consents to the assignment of this Lease, or the subletting of the Demised Premises, to a wholly owned and controlled subsidiary of TENANT, provided that the TENANT remains fully liable nevertheless, as aforesaid.

41.	SUCCESSORS AND ASSIGNS

All rights, obligations and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors, permitted sublessees and permitted assigns of said parties, subject to the provisions of Section 40 and if there shall be more than one TENANT, they shall all be bound jointly and severally by the terms, covenants, and agreements herein; and the word “TENANT” shall be deemed and taken to mean each and every person or party mentioned as a TENANT herein, be the same one or more, including any permitted assignee or successor of the party signing this lease as TENANT; and if there shall be more than one TENANT, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and the same shall have the same force and effect as if given by or to all thereof. All rights, however, shall inure to the benefit of any assignee of TENANT unless the assignment to such assignee has been specifically approved by LANDLORD in writing as set forth elsewhere herein.

42.	ATTORNMENT

TENANT shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the LANDLORD covering the Demised Premises, or any other sale of the Building made by LANDLORD, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the LANDLORD under this Lease.

43.	SUBORDINATION

TENANT agrees that it shall, and hereby does by these terms, fully, absolutely, and unconditionally subordinate its rights hereunder to the lien of a mortgage(s), deed of trust(s) or similar instruments, now or hereafter placed against LANDLORD’S (or its successor’s) interest in this Lease and/or any or all of the buildings now or hereafter built or to be built in the Shopping Center by LANDLORD, and to any and all advances, without limitations, made or to be made thereunder and to the interest thereon and to all renewals, replacements, consolidations and extensions thereof, and that TENANT will from time to time promptly execute upon demand and without charge such documents and instruments in such form and substance as LANDLORD or its mortgagees or its other lenders may require implementing further the foregoing subordination and agreement to subordinate. TENANT further agrees that it shall enter into and execute, without charge, all other documents which any mortgagee or any ground lessor may reasonably request TENANT to enter into and execute, including a subordination, non-disturbance and attornment agreement.

44.	ESTOPPEL CERTIFICATE

TENANT, upon request of LANDLORD, a proposed assignee of LANDLORD in connection with a proposed transfer of the Shopping Center or a portion thereof including the Demised Premises, or any holders of a mortgage or deed of trust(s) against the LANDLORD’S or such proposed assignee’s interest, shall from time to time without charge deliver or cause to be delivered to LANDLORD, such proposed assignee or such holder, within ten (10) days from the date of demand a certificate as provided by LANDLORD, duly executed and acknowledged in form for recording, certifying, if true, that this Lease is valid and subsisting and in full force and effect and that LANDLORD is not in default under any of the terms of this Lease or specifying, if applicable, any default of LANDLORD. Should TENANT fail or refuse to comply with its obligations contained in the preceding sentence of this Section 44, then, in addition to all other remedies of LANDLORD hereunder, TENANT shall pay LANDLORD $50.00 per day for each day during the period of its failure or refusal to comply and TENANT shall, and does hereby agree, that TENANT shall be estopped from denying the truth of each of those matters set forth in such certificate and LANDLORD shall in such event be, and it hereby is, appointed by TENANT as TENANT’S lawful attorney-in-fact for delivery of such certificate in the name, place and stead of TENANT.

45.	DESTRUCTION OF THE DEMISED PREMISES

If the Demised Premises be damaged by fire, the elements, unavoidable accident or other casualty, and the cost of repairing such damage shall not equal sixty (60%) percent of the fair replacement value of the destroyed improvements immediately prior to such damage, LANDLORD and TENANT shall, to the extent permitted by LANDLORD’S mortgagee, cause such damage to be repaired and the Demised Premises restored with due diligence and this Lease shall continue. If, however, in the event of damage from any of such causes the cost of restoring the Demised Premises to its condition immediately prior to such damage shall equal or exceed sixty (60%) percent of the destroyed improvements fair replacement value immediately prior to such damage, LANDLORD shall have the right to terminate this Lease by giving TENANT written notice of its election to do so within sixty (60) days after the date on which the damage occurs, whereupon this Lease shall be adjusted as of said date; but in default of such notice by LANDLORD, this Lease shall continue. Except in the event of termination of this Lease, as aforesaid, the base rent shall be abated to the extent of the fair rental value of such portion, if any, of the Demised Premises as shall be rendered unfit for occupancy for the usual conduct of TENANT’S business in consequence of the damage aforesaid for the period of such unfitness for occupancy.

Should the damage be repaired and the Demised Premises be restored in accordance with the foregoing paragraph of this Section 45, the repair and restoration shall be completed and paid for by LANDLORD and TENANT in accordance with their respective obligations for the initial construction and preparation of the Demised Premises and the leasehold improvements therein. TENANT’S payment of the repair and restoration of the leasehold improvements shall be reimbursed out of and to the extent of those fire and casualty insurance proceeds available under the policy of insurance required to be maintained therefor by TENANT pursuant to Section 22.

46.	DESTRUCTION OF THE SHOPPING CENTER

In the event that fifty (50%) percent or more of the occupied improvements, whether rentable by LANDLORD or owned by others, on the site of the Shopping Center, be damaged or destroyed by fire or other cause, such that the Demised Premises is inaccessible, notwithstanding that the Demised Premises may be unaffected by such fire or other cause, LANDLORD may terminate this Lease and the tenancy hereby created by giving to TENANT five (5) days prior written notice of LANDLORD’S election so to do which notice shall be given, if at all, within the sixty (60) days following the date of said occurrence. Rent shall be adjusted as of the date of such termination.

47.	TOTAL CONDEMNATION

If the whole of the Demised Premises shall be acquired or condemned under the power of eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of possession in such proceeding and all rentals shall be paid up to that date and TENANT shall have no claim against LANDLORD for the value of any unexpired term of this Lease.

48.	TOTAL CONDEMNATION OF THE PARKING AREA

If the whole of the common parking area in the Shopping Center shall be acquired or condemned under the power of eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of possession in such proceeding unless LANDLORD shall take immediate steps to provide other parking facilities substantially equal to the previously existing ratio between the common parking areas and the Demised Premises, and such substantially equal parking facilities shall be provided by LANDLORD at its own expense within ninety (90) days from the date of such acquisition or condemnation. In the event that LANDLORD shall provide such other substantially equal parking facilities, then this Lease shall continue in full force and effect. In any event, TENANT shall have no claim against LANDLORD for the value of any unexpired term of this Lease. Notwithstanding anything stated in this Section 48 of the Lease Agreement, applicable provisions of the CORE Agreement govern.

49.	PARTIAL CONDEMNATION

If any part of the Demised Premises shall be acquired or condemned under the power of eminent domain for any public or quasi-public use or purpose, and in the event that such partial taking by condemnation shall render the Demised Premises unsuitable for the business of the TENANT, it being agreed that any taking of less than twenty (20%) percent of the Demised Premises would not render the Demised Premises unsuitable for TENANT, then the term of this Lease shall cease and terminate as of the date of possession in such proceeding and TENANT shall have no claim against LANDLORD for the value of any unexpired term of this Lease. In the event of a partial taking or condemnation which is not extensive enough to render the demised premises unsuitable for the business of TENANT, then LANDLORD shall promptly restore the Demised Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking (except that TENANT shall be responsible for restoration and replacement of its leasehold improvements, fixtures, etc.), the Lease shall continue in full force and effect, and the minimum rent shall be reduced proportionately as to the portion lost in the taking.

50.	PARTIAL CONDEMNATION OF THE PARKING AREA

If any part of the parking areas in the Shopping Center shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose and if, as the result of such partial taking, the ratio of parking spaces to square feet of the total gross leasable area of the entire Shopping Center buildings is reduced to a ratio below four spaces to one thousand square feet, then the term of this Lease shall cease and terminate from the date of possession resulting from such proceeding, unless LANDLORD shall take immediate steps toward increasing the parking ratio in excess of four spaces to one thousand square feet of gross leasable area, by providing additional parking area, multi-level parking, ramp parking or otherwise, in which event this lease shall be unaffected and remain in full force and effect as between the parties. In any event, TENANT shall have no claim against LANDLORD for the value of any unexpired term of this Lease. Notwithstanding anything stated in this Section 50 of the Lease Agreement, applicable provisions of the CORE Agreement govern.

51.	LANDLORD’S DAMAGES

In the event of any condemnation or taking as hereinbefore provided, whether sole or partial, TENANT shall not be entitled to any part of the award, as damages or otherwise, for such condemnation and LANDLORD is to receive the full amount of such award, TENANT hereby expressly waiving any right or claim to any part thereof.

52.	TENANT’S DAMAGES

Although all damages in the event of any condemnation are to belong to LANDLORD whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Demised Premises, TENANT shall have the right to claim and recover from the condemning authority, but not from LANDLORD, such compensation as may be separately awarded or recoverable by TENANT in TENANT’S own right on account of any and all damage to TENANT’S business by reason of the condemnation and for or on account of any cost or loss to which TENANT might be put in removing TENANT’S merchandise, furniture, leasehold improvements and equipment.

53.	RELEASE FROM LIABILITY

TENANT agrees not to hold LANDLORD responsible or liable in damages by abatement of rent, setoff, counterclaim, or otherwise for any damage sustained by TENANT or any other person, due to the building or any part thereof or any appurtenances thereof being or becoming out of repair, or due to the happening of any accident (unless resulting from affirmative acts of negligence on LANDLORD’S part) especially, but not exclusively, any damage caused by water, snow, windstorm, tornado, gas, steam, electric wiring, plumbing, or heating apparatus; and not to hold LANDLORD liable for any acts or omissions of co-tenants or other occupants of the building, or for losses by theft.

Notwithstanding any other provision in this Lease contained, TENANT hereby releases LANDLORD from any claim with respect to water or other damage sustained by TENANT from the sprinkler system, except that TENANT does not hereby waive any claim for such damage resulting from faulty installation or maintenance of said sprinkler system or the negligence of LANDLORD or any of LANDLORD’S servants, agents or employees.

Additionally, notwithstanding any other provision in this Lease, TENANT hereby expressly waives and releases all causes of action and all rights of recovery which TENANT may hereafter have against LANDLORD, or LANDLORD’S agents, employees, servants or partners, for any loss or damage to improvements to the Demised Premises or to personal property located on any of the Shopping Center premises, regardless of whether such loss or damage results in whole or in part from any negligence or other fault on the part of LANDLORD, or LANDLORD’S agents, employees, servants and partners as to all such causes of action and rights of recovery and as to any claims which may give rise to such causes of action and rights of recovery.

54.	HAZARDOUS WASTE

TENANT covenants that it will not generate, release, store or deposit, or permit or suffer the generation, release, storage, or deposit, over, beneath or on the Demised Premises or on or in any of the structures or common areas of the Shopping Center, from any source whatsoever, any hazardous substances, as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 USC 9601(14), pollutants or contaminants as defined in CERCLA, 42 USC 9601(33), or hazardous waste as defined by the Resource Conservation and Recovery Act (“RCRA”) 42 USC ‘6903(5), or other similar applicable federal or state laws and regulations, including, but not limited to, asbestos, PCBs and urea formaldehyde. TENANT covenants that it will indemnify, hold harmless, and defend LANDLORD, LANDLORD’S successors, assigns and mortgagees, from any and all claims, loss, damage, response costs and expenses arising out of or in any way relating to a breach of these environmental representations contained in the immediately preceding sentence including, but not limited to: (a) claims of third parties (including governmental agencies), for damages, penalties, response costs, injunctive or other relief; (b) expenses, including fees of attorneys and experts, or reporting the existence of hazardous substances or hazardous wastes to any governmental agency; (c) any and all expenses or obligations, including attorneys fees, incurred at, before and after any trial or appeal therefrom or administrative proceeding or appeal therefrom whether or not taxable as costs, including, without limitation, attorneys fees, witness fees (expert and otherwise), deposition costs, copying and telephone charges and other expenses, all of which shall by paid by LANDLORD when accrued.

55.	CUSTOM AND USAGE

It is hereby covenanted and agreed, any law, usage or custom to the contrary notwithstanding, that LANDLORD shall have the right at all times to enforce each and every of the terms, provisions, covenants, agreements, undertakings, and conditions of this Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of LANDLORD in refraining from so doing at any time or times.

The waiver by LANDLORD of any breach of any term, provision, covenant, agreement, undertaking, or condition contained in this Lease shall absolutely not be deemed to be a continuing waiver of any such or of any subsequent breach of the same or any other like or differing term, provision, covenant, agreement, undertaking, or condition contained in this Lease. The subsequent acceptance of rent hereunder by LANDLORD shall not be deemed to be a waiver of any preceding breach by TENANT of any term, provision, covenant, agreement, undertaking, or condition of this Lease other than the failure of TENANT to pay the particular rent so accepted, regardless absolutely of LANDLORD’S knowledge of such preceding breach at the time of acceptance of such rent. No term, provision, covenant, agreement, undertaking, or condition of this Lease shall be deemed to have been waived by LANDLORD unless such waiver be specifically set forth in writing and signed by LANDLORD.

Wherever LANDLORD is given in this Lease a right to consent or approve an action by TENANT which consent is not specified to be on the basis of reasonableness, LANDLORD may arbitrarily withhold its consent thereto.

In the event that in this Lease it is provided that the exercise of any right by TENANT or the performance of any obligations of TENANT shall be subject to the consent or approval of LANDLORD and that the consent or approval of LANDLORD shall not be unreasonably withheld or delayed, then in any case in which LANDLORD shall withhold or delay its consent, such determination by LANDLORD shall be conclusive upon TENANT unless, however, TENANT shall within twenty (20) days after notice from LANDLORD of its determination, file an equitable action in the appropriate court in the county in which the Shopping Center is located seeking injunctive relief from LANDLORD’S determination, which such injunctive relief shall be the sole remedy of TENANT for any such withholding or delaying of consent or approval by LANDLORD. In the event that any action for injunctive relief shall be filed by TENANT pursuant to the provisions of this paragraph, the sole issue to be submitted to the court shall be determination as to whether the withholding or delaying of consent or approval by LANDLORD shall have been reasonable or unreasonable, and in the event that it should be determined that the withholding or delay of a consent or approval by LANDLORD was unreasonable, then the court’s decision or order shall annul such withholding or delaying of consent or approval, such annulment being the sole remedy of TENANT, it being the intention of the parties hereto (as to which they are conclusively bound) that in no event shall any such withholding or delaying of consent or approval by LANDLORD, or any decision of any court with respect thereto impose any financial liability upon or result in any damages being recoverable from LANDLORD and/or create any right cognizable or remedy enforceable in favor of TENANT and against LANDLORD in law or equity (except as aforesaid) or under any special statutory proceeding or at all.

56.	HOLDING OVER

Any holding over after the expiration of the term hereof, without the consent of the LANDLORD, shall be construed to be a tenancy from month to month at double the rents herein specified (pro rated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable. However, no holding over shall result in the waiver, loss or diminution of any of LANDLORD’S rights either under the terms of this Lease or under applicable law. Percentage rent shall likewise be paid monthly, on the rent paying day, on the basis of one-twelfth (1/12th) of the aggregate of the last full twelve (12) month payments of percentage rents.

57.	QUIET ENJOYMENT

Upon payment by TENANT of the rent herein provided, and upon the observance by TENANT of each and every of the terms, provisions, covenants, agreements, undertakings, and conditions on TENANT’S part to be observed and performed, TENANT shall peaceably and quietly hold and enjoy the Demised Premises for the term of this Lease without hindrance or interruption by LANDLORD or any other person or persons lawfully or equitably claiming by, through or under LANDLORD, subject, nevertheless, to each and every of the terms, provisions, covenants, agreements, undertakings and conditions of this Lease.

58.	REHABILITATION OF SHOPPING CENTER

TENANT agrees that, in the event LANDLORD undertakes a rehabilitation of the Building or participates in a rehabilitation of the Shopping Center, or a substantial portion thereof including the Demised Premises, TENANT shall cooperate with LANDLORD and with LANDLORD’S contractors, subcontractors, agents and employees in carrying out such rehabilitation, including but not limited to alteration of the facade and outside panel fascia of the storefront of the Demised Premises, removal and substitution of signage for the Demised Premises, and temporary and necessary interruption of TENANT’S operations for limited periods of time upon reasonable prior notice from LANDLORD. The costs and expenses of the materials and labor for any such rehabilitation shall be the sole obligation of LANDLORD except that, in the event that LANDLORD, or TENANT at LANDLORD’S request, removes and substitutes signage for the Demised Premises in connection with an overall alteration in the signage plan for the Shopping Center or a substantial portion thereof, TENANT shall pay the cost of preparation and installation of such signage and Section 30 hereof and Exhibit D of the CORE Agreement shall be deemed amended to embrace such new signage plan.

59.	LANDLORD’S LIEN AND CHATTEL MORTGAGE

TENANT hereby grants to LANDLORD for the whole of the term of this Lease a first lien and security interest in all of its equipment, fixtures, trade fixtures, personalty and other items installed in or supplied to the Demised Premises and hereby agrees to execute and deliver, either simultaneously herewith or at such later time during the term of this Lease as LANDLORD shall request, a chattel mortgage, security agreement and financing statement to confirm and perfect the security interest herein granted. TENANT further agrees to provide LANDLORD with an itemized listing, and receipts therefor, of such items as necessary or appropriate for annexation to such security instruments. TENANT shall not encumber, mortgage, hypothecate or finance its interest in such items without the prior written consent of LANDLORD.

60.	SCOPE AND INTERPRETATION OF THE AGREEMENT

This Lease and the Exhibits, and Riders, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions, and understandings between LANDLORD and TENANT concerning the Demised Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon LANDLORD or TENANT unless reduced to writing and signed by them.

This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent LANDLORD or TENANT. The TENANT acknowledges that it has not been induced to enter into this Lease by any representations not set forth in this Lease, it has not relied on any such representations, no such representations shall be used in the interpretation or construction of this Lease, and LANDLORD shall have no liability for any consequences arising as a result of any such representations.

61.	NO REPRESENTATIONS

By executing this Lease TENANT specifically confirms that neither LANDLORD nor anyone acting for LANDLORD has made any oral or written representations or warranties or promises with respect to the Demised Premises or the building in which they are a part, the tenant mix of the Shopping Center, shopper traffic volumes or how the same will or might effect TENANT. It is agreed that this Lease contains no restrictive covenants or exclusives in favor of TENANT. Nothing contained in this Lease is interpreted to be a warranty, representation or agreement on the part of LANDLORD that any department store or regional or national chain store or other merchant shall open or remain open for or operate a business, or occupy or continue to occupy any premises in or adjoining the Shopping Center during the lease term or any renewal or extensions thereof.

62.	NOTICES

Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified mail postage prepaid and shall be addressed, if to LANDLORD, at the address as defined on the FACE PAGE or at such address as LANDLORD may designate by written notice and, if to TENANT, at the demised premises or at such other address as TENANT shall designate by written notice. Notice shall be deemed given when actually served on the TENANT in the manner of a summons or citation or when the return receipt of the certified mail shall be returned by the Post Office, as of the date marked “accepted” or “rejected”.

63.	SECTION NUMBERS

The section numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of any provision of this Lease nor in any way affect this Lease.

64.	SEVERABILITY

If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

65.	EXAMINATION OF LEASE

Submission of this instrument for examination or signature by TENANT does not constitute a reservation or option for Lease, and this instrument shall not become effective as a Lease or in any other capacity until execution and delivery by both LANDLORD and TENANT.

66.	COUNTERPARTS

This lease has been executed in several counterparts, but all counterparts shall constitute one and the same legal document.

67.	RECORDING/SHORT FORM LEASE

TENANT shall not record this Lease without the written consent of LANDLORD; however, upon the request of either party hereto the other party shall join in the execution of a memorandum or so-called “short form” of this Lease for the purposes of recordation.

68.	CONFIDENTIALITY

TENANT acknowledges that the terms and provisions of this Lease, including, but not limited to, amounts and forms of rent and other consideration, were negotiated and agreed to by or on behalf of LANDLORD and TENANT without reference to comparability with the terms and conditions of leases for other of the tenantable space at the Shopping Center. TENANT agrees that it will not, without the prior written consent of LANDLORD, reveal the terms and conditions of this Lease, including, but not limited to, amounts and forms of rent, to anyone other than financial and legal advisors who themselves agree to keep such information confidential, including, but not limited to, other existing or prospective tenants of the Shopping Center.

69.	PATRIOT ACT COMPLIANCE

LANDLORD and TENANT hereby represent and warrant to the best of their actual knowledge that, as of the date of this Lease Agreement, neither party is in violation of Executive Order 13224, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or similar list or any law, order, rule or regulation or any executive order of the President of the United States relating to terrorism or money laundering (collectively hereinafter, the “Patriot Act”).

IN WITNESS WHEREOF, LANDLORD and TENANT have duly executed this Lease as of the day and year first above written.

Signed, sealed and delivered in the presence of:

WITNESSES:	LANDLORD: 3725 Airport Boulevard, LP

By: 3725 Airport Boulevard, LLC, General Partner

	By:	/s/ Detlef G. Lehnardt
Detlef G. Lehnardt
	As Its:	Assistant Secretary

WITNESSES:	TENANT: Computer Programs and Systems, Inc

	By:	/s/ Darrell G. West

	As Its:	V. P. Finance

STATE OF MISSOURI	)
AND	)
COUNTY OF CLAY )

I hereby certify that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgments, personally appeared Detlef G. Lehnardt to me known to be the person described in and who executed the foregoing instrument as Assistant Secretary of 3725 Airport Boulevard, LLC, and he duly acknowledged before me that he executed the same as such officer in the name and on behalf of said corporation acting as such general partner of 3725 Airport Boulevard, LP.

WITNESS my hand and official seal in the County and State last aforesaid this      day of                     , 2009.

Notary Public (SEAL)
My Commission Expires:

(INDIVIDUAL NOTARY ACKNOWLEDGMENT)

STATE OF ALABAMA

COUNTY OF MOBILE

BEFORE ME, the undersigned, a notary public in and for said State and County aforesaid, an officer duly authorized to take acknowledgments, personally appeared Darrell G. West, personally known to me and known by me to be the person described in and who executed the foregoing instrument, and acknowledged before me that he/she executed the same for the uses and purposes in said instrument set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this day of                      , 2009.

Notary Public (SEAL)
My Commission Expires:

STATE OF ALABAMA

COUNTY OF MOBILE

BEFORE ME, the undersigned, a notary public in and for said State and County aforesaid, an officer duly authorized to take acknowledgments, personally appeared                                 , personally known to me and known by me to be the person described in and who executed the foregoing instrument, and acknowledged before me that he/she executed the same for the uses and purposes in said instrument set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this day of                     , 2009.

Notary Public (SEAL)
My Commission Expires:

EXHIBIT A

SITE PLAN OF BUILDING

EXHIBIT B

SITE PLAN OF SHOPPING CENTER

EXHIBIT C

DESCRIPTION OF LANDLORD’S WORK

The following work is to be done by LANDLORD at LANDLORD’s sole expense:

PREPARATION OF DEMISED PREMISES:

All work required to prepare the DEMISED PREMISES for TENANT’S WORK, as described in EXHIBIT D, is to be done by LANDLORD at LANDLORD’s sole expense: included in such work, but without limitation, are construction of a demising wall, separation utility systems, and all work necessary to ensure HVAC and electrical systems are in good working order.

EXHIBIT D

DESCRIPTION OF TENANT’S WORK FOR

The following work is to be done by TENANT at TENANT’s sole expense:

1.	COMPLETION OF DEMISED PREMISES:

All work required to complete and place the DEMISED PREMISES in finished condition for opening for business, except only for the work specifically described in Exhibit “B” as LANDLORD’s work, is to be done by TENANT at TENANT’s sole expense: included in such work, but without limitation, are all subdivision walls, floor coverings, wall finishes, all store fixture work, all painting and decorating.

2.	TENANT’S CONSTRUCTION:

(a)	Comply with all local and state codes in obtaining a Building Permit, as well as such construction criteria and other terms and conditions as LANDLORD may determine and provide to TENANT at the initial project manager’s meeting.

(b)	TENANT to obtain a Building Permit regardless of the amount or extent of improvements. If the applicable jurisdiction does not require a Building Permit, TENANT shall evidence that fact to LANDLORD by delivery of a letter to that effect signed by the jurisdictional building inspection department.

(c)	Plans and evidence of Building Permit to be submitted to the proper LANDLORD’s representative within sixty (60) days of the date this Lease Agreement is signed by all parties, but in no event later than fifteen (15) days prior to commencing any improvements.

(d)	Provide for any heating and air conditioning equipment, required by TENANT in addition to units supplied by LANDLORD, all wiring and ductwork, designed by a professional engineer with seal. Space above ceiling may not be used as a return air plenum unless TENANT provides proper fire proofing. If space above ceiling is not used as a return air plenum, then heating ducts above ceiling shall be insulated. All such equipment to be in proper operation on day that TENANT opens the DEMISED PREMISE’S for business.

(e)	All cutting and patching of the roof area required for installation of air conditioning and ventilation systems, plumbing or utilities shall be paid by the TENANT. However, in all cases said work shall be performed by the LANDLORD’s contractor’s roofing subcontractor.

(f)	Plastered or dry walls, or their equivalent finish, required throughout the sales area. No exposed framing is allowed. Paint and decorate the entire interior of DEMISED PREMISES.

(g)	Provide all floor coverings and wall finishes except what is shown on Exhibit B.

(h)	Non-combustible materials must be used above ceilings.

(i)	Mezzanines not permitted unless approved by LANDLORD.

(j)	Provide fire extinguishers, which may be required by local code.

(k)	TENANT shall be responsible for removal of all trash and debris produced as a result of its construction, fixturing and stocking.

3.	FIXTURING:

TENANT shall furnish, install and connect trade fixtures as required by TENANT’s merchandising layout, which fixtures shall be new, unless otherwise approved in writing by LANDLORD.

4	SIGNS:

Sign drawings must be submitted for the approval by LANDLORD. Additional sign criteria on attached “Sign Criteria”.

5.	ACCESS TO DEMISED PREMISES:

LANDLORD, LANDLORD’s agent or designee, an independent contractor, or an authorized utility company, as the case may be, shall have the right to run utility lines, pipes, conduits or duct work where necessary or desirable, through attic space, column space, or other parts of the DEMISED PREMISES, and to repair, alter, replace or remove the same, all in a manner which does not interfere unnecessarily with TENANT’s use of the DEMISED PREMISES.

6.	INSURANCE:

TENANT shall require its contractors to furnish LANDLORD evidence of adequate insurance coverage prior to TENANT’s contractors performing any work in the DEMISED PREMISES, and TENANT agrees to indemnify and hold harmless LANDLORD and LANDLORD’s contractors from and against any claims, actions or damages resulting from acts of negligence of TENANT, its agents, employees, or contractors in performance of TENANT’s work.

7.	TENANT’S EMPLOYEES AND CONTRACTORS:

TENANT shall be limited to performing its work, including any office or storage for construction purposes within the DEMISED PREMISES only. TENANT and TENANT’s contractors shall be responsible for daily removal from the Shopping Center of all trash, rubbish, and surplus materials resulting from construction, fixturing and merchandising of the DEMISED PREMISES.

8.	TEMPORARY UTILITIES:

TENANT shall be responsible for temporary utility connections for its work, including payment of utility charges.

9.	APPROVALS:

Any approval or consent by LANDLORD or LANDLORD’s architect shall in no way obligate LANDLORD in any manner whatsoever in respect to the finished product, design and/or construction by TENANT, Any deficiency in design or construction, although the same had prior approval of LANDLORD, shall be solely the sole responsibility of TENANT.

10.	DAMAGES:

TENANT shall be held liable for all damages caused to the DEMISED AREA or any area outside the DEMISED AREA. Damages shall be corrected by the TENANT under the LANDLORD’s supervision or by the LANDLORD, at the LANDLORD’s option. All repairs by either party shall be paid for by the TENANT.

EXHIBIT E

CONSTRUCTION, OPERATING, AND RECIPROCAL EASEMENT AGREEMENT

FOR MOBILE FESTIVAL CENTER

(Recorded March 26, 1986)

EXHIBIT F

SUPPLEMENTAL AGREEMENT

(Dated March 20, 1986)

EXHIBIT G

SIGN CRITERIA FOR MOBILE FISTIVAL CENTRE